Exhibit 99.1

GigOptix, Inc. Announces Pricing of Public Offering of Common Stock

SAN JOSE, Calif. – December 19, 2013 — GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced semiconductor communications components for use in Cloud connectivity, data centers, and high-speed optical and wireless networks, today announced the pricing of its underwritten public offering of an aggregate of 8,325,000 newly issued shares of common stock at a price of $1.42 per share. The Company expects to receive gross proceeds of $11.8 million, before deducting underwriting discounts and other estimated offering expenses. The underwriters have also been granted a 30-day option to purchase up to 1,248,750 shares of common stock to cover over-allotments, if any. The net proceeds to the Company from the Offering are expected to be approximately $11.0 million after deduction of underwriting discounts and assuming no exercise of the underwriters’ over-allotment option. Subject to customary conditions, the offering is expected to close on December 24, 2013.

The Company expects to use the net proceeds from the offering for working capital and other general corporate purposes. The Company may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate in its products, capital expenditures, to fund possible investments in and acquisitions of complementary businesses, partnerships, and minority investments.

Roth Capital Partners is acting as sole book-running manager for the offering. Craig-Hallum Capital Group is acting as co-lead manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplement and accompanying base prospectus relating to this offering may be obtained from Roth Capital Partners, 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147 or by accessing the SEC’s website, www.sec.gov.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over the network and address emerging high-growth opportunities for Cloud connectivity, datacenters and high-speed optical and wireless networks, and the industrial, defense and avionics industries. GigOptix offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G, 100G and 400G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations regarding the completion of the public offering. These statements are based on management’s current expectations. Forward-looking statements involve certain risks and uncertainties, and actual results and the timing of events may differ materially from those discussed or implied in any such statement. These risks include, but are not limited to the satisfaction of the conditions of the closing of the public offering, market conditions and other risks related to the Company’s business and operations as are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Media:

GigOptix, Inc.

Josh Nakaska, 408-522-3172

Marketing Director

jnakaska@gigoptix.com

Investor Relations:

Darrow Associates, Inc.

Jim Fanucchi, 408-404-5400

ir@gigoptix.com